Exhibit 99.1

EVERYWARE GLOBAL, INC. RECEIVES

NASDAQ DELISTING NOTICE

LANCASTER, OH (April 8, 2015) - EveryWare Global, Inc. (Nasdaq: EVRY) announced that it has been notified by the Staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the Company filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code on April 8, 2015, Nasdaq intends to delist the Company’s common stock from the Nasdaq Stock Market by filing a delisting application with the Securities and Exchange Commission. As previously disclosed, the Company has reached an agreement with its secured lenders on a comprehensive balance-sheet restructuring that, among other things, will substantially reduce the Company’s long-term debt. To implement the restructuring, the Company filed a voluntary petition for a prepackaged Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the District of Delaware.

The Company does not intend to appeal the delisting determination. The Company anticipates that the delisting of its common stock from the Nasdaq Stock Market will be effective at the opening of trading on April 17, 2015.

The Company expects that its securities will be immediately eligible to be quoted on the OTC Bulletin Board (the “OTCBB”) or in the “Pink Sheets.” To be quoted on the OTCBB or the Pink Sheets, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. If the Company’s securities are delisted from Nasdaq, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for the OTCBB or the Pink Sheets.

About EveryWare Global, Inc.

EveryWare (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found at www.everywareglobal.com, www.oneida.com, and www.foodservice.oneida.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact regarding industry outlook, financial covenant compliance, anticipated effects of acquisitions, production of new products, plans for capital expenditures, and the Company’s results of operations or financial position and liquidity, may be deemed to be forward-looking statements. Without limiting the foregoing, the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Investors are warned that actual results may differ from management’s expectations. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) the conclusion by our auditor that there is substantial doubt about our ability to continue as a going concern; (ii) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the restructuring support agreement entered into among us, certain of the lenders under our term loan and certain of our equity holders within the time frame contemplated therein; (iii) whether the proposed debtor-in-possession financing will be approved by the bankruptcy court on the terms contemplated and whether such funds will provide sufficient liquidity during the pendency of the Chapter 11 proceedings; (iv) the limited recovery for holders of our common stock resulting from the Chapter 11 proceedings; (v) increased costs related to the Chapter 11 proceedings; (vi) loss of customer orders, disruption in our supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets we serve; (viii) our ability to attract and retain key managers; (ix) risks associated with conducting business in foreign countries and currencies; (x) increased competition in our markets; (xi) the impact of changes in governmental regulations on our customers or on our business; (xii) the loss of business from a major customer; and (xiii) our ability to obtain future financing due to changes in the lending markets or our financial position. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

212-446-1875

2